Exhibit 32.1
CERTIFICATION REQUIRED BY
RULE 13a-14(b) AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
In connection with the Quarterly Report of Rochester Medical Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony J. Conway, Chief Executive Officer of the Company, certify that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony J. Conway

Anthony J. Conway Chief Executive Officer August 14, 2007

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